                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                              GUEST SUPPLY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
--------------------------------------------------------------------------------
     1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
--------------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     3)  Filing party:
--------------------------------------------------------------------------------
     4)  Date Filed:
--------------------------------------------------------------------------------

                              GUEST SUPPLY, INC.
                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 15, 1998
                                ---------------


                                                   Monmouth Junction, New Jersey
                                                               December 11, 1997

To the Holders of Common Stock
of GUEST SUPPLY, INC.:

          The Annual Meeting of Shareholders (the "Meeting") of GUEST SUPPLY, INC. (the "Company") will be held at the Novotel Hotel at 100 Independence Avenue in Princeton, New Jersey on Thursday, January 15, 1998 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          Proposal 1. To elect two Class C directors of the Company for the three ensuing years.

          Proposal 2. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the Company's fiscal year ending September 30, 1998.

          Proposal 3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

          The close of business on December 3, 1997 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

          By Order of the Board of Directors,


                                 Paul T. Xenis, Secretary


          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                                PROXY STATEMENT


          This Proxy Statement, which will be mailed commencing on or about December 11, 1997 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Guest Supply, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on January 15, 1998, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852.

          Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Meeting. The delivery of a subsequently dated Proxy will have the effect of revoking an earlier Proxy. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the Meeting in writing at any time prior to the voting of the shares represented by the Proxy.

          At the close of business on December 3, 1997, the record date stated in the accompanying Notice, the Company had outstanding 6,227,807 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

          A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

          Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the Common Stock present and voting thereon at the Meeting. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by shareholders who abstain from voting will be treated as "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                   I.  PROPOSAL ONE - ELECTION OF DIRECTORS

          At the Meeting, shareholders will elect two directors, denominated as Class C directors, to serve for a term of three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which provides for the division of the Board of Directors into three classes with the term of office of the Class C directors expiring at the Meeting. Class A and Class B directors will be elected at the Annual Meetings of Shareholders to be held in 1999 and 2000, respectively.

          On November 5, 1997, in order to make all classes of the Board of Directors as nearly equal in number as possible, the Board of Directors decreased the number of Class A directors from three to two and increased the number of Class C directors from one to two. Accordingly, Teri E. Unsworth resigned her position as a Class A director and the Board of Directors elected Ms. Unsworth as a Class C director to fill the vacancy in that class.

          It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the two nominees listed in the table under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed in such Proxy. Such nominees are presently serving as directors. In case either of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominee. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS
-----------------------------------------------------

          Certain information concerning the nominees for election as Class C directors and the other directors of the Company is set forth below. Such information was furnished by them to the Company.


                                             Shares of Common
                                            Stock Owned Bene-
Name and Certain                              ficially as of      Percent
Biographical Information                   November 1, 1997 (1)  of Class
------------------------                   --------------------  ---------

Nominees for Election
---------------------

CLIFFORD W. STANLEY (Class C director),             510,338 (2)       7.6%
  age 51; President and Chief Executive
  Officer of the Company since January
  1988; Executive Vice President, Chief
  Financial Officer, Secretary and
  Treasurer of the Company from April
  1986 to January 1988; Vice President -
  Finance of the Company from August
  1985 to April

  1986; Vice President and Chief Operating
  Officer, Transfer Print Foils, Inc. (hot stamping foils) from 1984 to August 1985;
  Vice President of Finance, Permacel
  Division, Avery International from 1982
  to 1984; Vice President, Johnson & Johnson from 1979 to 1982; Director of the Company since January 1987; Chairman of the Board of Directors since August 1997.

TERI E. UNSWORTH (Class C director),                253,750 (3)       3.9%
  age 46; Vice President - Market Development of the Company since May 1985; Group Product
  Director of Vidal Sassoon, Inc. from 1983 to 1985; Product Director of Vidal Sassoon,
  Inc. from 1981 to 1983; Director of Sales of Vidal Sassoon, Inc. from 1979 to 1981;
  Director of the Company since November 1989.

Other Directors Whose Term of Office Will
Continue After the Meeting
-----------------------------------------

THOMAS M. HAYTHE (Class B director),                164,040 (4)       2.6%
  age 58; Partner, Haythe & Curley (attorneys) since February 1982; Director: Novametrix
  Medical Systems Inc. (manufacturer of
  electronic medical instruments), Ramsay
  Health Care, Inc. (provider of behavioral health care services) and Westerbeke
  Corporation (manufacturer of marine engine products); Director of the Company since
  June 1983.

PETER L. RICHARD (Class A director),                -0-               -
  age 50; Managing Director, Quasar Corp.
  (investment consultants) since May 1988;
  Private investor from December 1987 to
  May 1988; Senior Vice President, Moseley
  Securities Corporation (formerly Moseley,
  Hallgarten, Estabrook & Weeden Inc.)
  (investment bankers) prior to December 1987;
  Director: New Paraho Corp. (oil shale
  technology); Director of the Company since
  August 1983.

EDWARD J. WALSH (Class A director),                 129,000 (5)       2.0%
  age 65; President and Chief Executive
  Officer, Sparta Group Ltd. (business
  consultants) since 1987; President and
  Chief Executive Officer, The Dial Corporation
  (consumer products) from 1984 to 1987;
  President and Chief Executive Officer,

  Armour International (consumer products) prior to 1984; Director: The WD-40 Company and Nortrust of Arizona Holding Corporation;
  Director of the Company since November 1987.

GEORGE S. ZABRYCKI (Class B director),               34,500 (6)       *
  age 54; President, Milwaukee Seasonings
  (manufacturer of food ingredients) since May
  1992; Vice President-Business Planning,
  Best Foods Affiliate Group, a Division of CPC
  International, Inc., from November 1991 to
  May 1992; Consultant, Aqua-Fab Industries, Inc.
  from March 1991 to November 1991; President and
  Chief Executive Officer, Heldor Industries,
  Inc. (manufacturer of swimming pools) from March 1990 to March 1991; Director of Strategic
  Development, Specialty Chemicals Division, Union
  Carbide Corporation from August 1989 to February
  1990; President, Amerchol Corporation
  (manufacturer of specialty chemicals) from
  April 1981 to August 1989; Director of the
  Company since November 1990.


-------------------

*   Less than one percent.

(1) Each of the nominees and the other directors of the Company has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.

(2) Includes 195,000 shares issuable upon the exercise of presently exercisable stock options and 270,000 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(3) Includes 135,000 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(4) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(5) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 120,000 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

(6) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

      During the past fiscal year, the Board of Directors of the Company met eight times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served.

      The committees of the Board of Directors include a Stock Option Committee, whose members are Messrs. Richard, Walsh and Zabrycki; a Personnel and Compensation Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; an Audit Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; and a Nominating Committee, whose members are Mr. Stanley and Ms. Unsworth. The Stock Option Committee administers the Company's 1983 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Long Term Incentive Plan and determines the persons who are eligible to receive awards thereunder, the number of shares to be subject to each award and the other terms and conditions upon which awards under such plans are granted and made exercisable. The Stock Option Committee also administers the Company's 1983 Employee Stock Purchase Plan and the 1993 Employee Stock Purchase Plan. The Personnel and Compensation Committee administers the formulation and submission to the Board of Directors of recommendations on all matters related to the salaries, bonuses, fringe benefits or compensation of any kind of the executives of the Company. The Audit Committee is authorized to meet and discuss with the representatives of any firm of certified public accountants retained by the Company the scope of the audit of such firm and question such representatives with respect thereto, and to meet with and question employees of the Company with respect to financial matters pertaining to the Company. The Audit Committee is authorized to make periodic reports to the Board of Directors of the Company of its actions and findings. The Nominating Committee is authorized to nominate individuals to serve as directors of the Company. The Nominating Committee will not consider nominees recommended by shareholders. The Stock Option Committee and the Personnel and Compensation Committee each met twice during the fiscal year ended September 30, 1997. The Audit Committee met once during the fiscal year ended September 30, 1997. The Nominating Committee did not meet during such fiscal year.

      The directors and officers of the Company, other than Messrs. Haythe, Richard, Walsh and Zabrycki, are active in its business on a day-to-day basis. No family relationships exist between any of the directors and officers of the Company.

      The Company's Certificate of Incorporation contains a provision, authorized by New Jersey law, which eliminates the personal liability of a director of the Company to the Company or to any of its shareholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith or knowingly violated a law, or obtained an improper personal benefit.

 STOCKHOLDERS AGREEMENT
-----------------------

      Upon the mailing of this Proxy Statement, the Company and Barry Igdaloff will become parties to a Stockholders Agreement (the "Stockholders Agreement") pursuant to which Mr. Igdaloff agrees to vote the shares of Common Stock controlled by him for the election of the Company's nominees for director at the Meeting. Additionally, unless Mr. Igdaloff gives a notice to the Company (the "Notice") under certain circumstances, he agrees to vote the shares of Common Stock controlled by him for the election of the Company's nominees for director at the Annual Meeting of Shareholders held following the end of the Company's 1998 fiscal year (the "1999 Meeting").

      The Stockholders Agreement also provides that if the Company's nominees are elected as directors at the Meeting, the Company and the Board of Directors will elect Mr. Igdaloff as a new Class B director promptly following the Meeting and will nominate him for reelection as a Class B director at the 1999 Meeting. In addition, if the Company's nominees are elected as directors at the Meeting, no Notice is given and there shall not have been any solicitation of proxies relating to the Company after the date of the Stockholders Agreement not publicly supported by a resolution of a majority of the current members of the Board of Directors (a "Solicitation"), the Company and the Board of Directors will nominate for election as a director at the 1999 Meeting an individual mutually agreed upon by the President of the Company, a majority of the other members of the Board of Directors and Mr. Igdaloff.

      The Stockholders Agreement also provides that (i) until the earlier to occur of the 1999 Meeting or the giving of a Notice, Mr. Igdaloff will not engage in or assist in any Solicitation, (ii) Mr. Igdaloff will not, in any event, nominate any individual for election as a director of the Company or vote for any individual as a director of the Company who is not nominated by a majority of the current members of the Company's Board of Directors (a "Continuing Director Nominee") if the election of such individual (and all other individuals who are not Continuing Director Nominees) would result in less than a majority of the directors of the Company being Continuing Director Nominees and (iii) Mr. Igdaloff will use his best efforts to have other holders of Common Stock execute and deliver the Stockholders Agreement and thereby agree to the provisions thereof applicable to him (other than election as a director of the Company).

      Mr. Igdaloff, age 42, has been the principal of Rose Capital, a registered investment advisor, since December 1995. From January 1990 to December 1995, Mr. Igdaloff was a financial advisor with Prudential Securities. As of November 1, 1997, Mr. Igdaloff beneficially owned 536,637 shares of Common Stock, which number includes shares of Common Stock owned by advisory clients of Rose Capital. See "Information Concerning Certain Shareholders" below.

EXECUTIVE COMPENSATION
----------------------

      The following table sets forth information for the fiscal years ended September 30, 1997, 1996 and 1995 concerning the compensation paid or awarded to the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1997.


                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation     Long Term
                                Fiscal    -------------------   Compensation
                                 Year                              Awards
  Name and Principal            Ended                          ----------------     All Other
       Position                Sept. 30     Salary     Bonus      Options (#)     Compensation (1)
-----------------------      -----------  ---------  --------  ----------------  ----------------
Clifford W. Stanley             1997      $233,617         -           -                $2,112
  President and Chief           1996       226,696         -      50,000(3)              2,112
  Executive Officer             1995       217,977   $67,080           -                 2,112

R. Eugene Biber(2)              1997      $167,168         -      10,000                     -
  Vice President -              1996             -         -           -                     -
  Operations                    1995             -         -           -                     -

Teri E. Unsworth                1997      $162,989         -           -                $1,798
  Vice President -              1996       158,160         -      30,000(3)              1,729
  Market Development            1995       152,077   $46,800           -                 2,156

Paul T. Xenis                   1997      $132,163         -           -                $1,295
  Vice President -              1996       128,110         -      30,000(3)              1,245
  Finance                       1995       123,182   $37,908           -                 1,467

__________________________

(1) Amounts under "All Other Compensation" are contributions made by the Company on behalf of the executive officer to the Guest Supply, Inc. 401(k) Plan and Trust.
(2) Mr. Biber was appointed Vice President-Operations of the Company effective in 1997.
(3) Effective March 5, 1997, these options were surrendered to the Company for cancellation for no value.

          The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1997. The amounts shown for such named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options, which would result in stock prices of approximately $15.88 and $25.29, respectively. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 6,190,307 outstanding shares of the Common Stock held by all shareholders as of September 30, 1997, which would total approximately $37,946,582 and $96,197,371, respectively. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                       STOCK OPTION GRANTS IN FISCAL 1997

                                                                                         Potential Realizable Value
                                                                                      at May 14, 2007 at Assumed Annual
                                                                                                  Rates of
                                                                                          Stock Price Appreciation
                                                                                               for Option Term
                                                                                     -----------------------------------
                                                                                       If Stock At       If Stock At
                                           Individual Grants                             $15.88             $25.29
                        ------------------------------------------------------------   -----------       -----------
                                         % of Total
                                          Options
                                          Granted to    Exercise
                         Options         Employees         or
                         Granted         in Fiscal     Base Price
Name                       (#)              Year         ($/Sh)      Expiration Date        5%($)            10%($)
-----------------------------------------------------------------------------------------------------------------------
All Shareholders'          N/A              N/A            N/A             N/A           $37,946,582       $96,197,371
Stock Appreciation
R. Eugene Biber           10,000(1)        20.8%          $9.75        May 14, 2007      $    61,317       $   155,386


(1) These options become exercisable in cumulative annual installments of 20% commencing on May 14, 1998.



          Effective March 5, 1997, the directors and executive officers of the Company surrendered for cancellation for no value an aggregate of 150,000 stock options. Such options had been granted in May 1996.

          The following table sets forth the number and value of options and warrants held at September 30, 1997 by the executive officers named in the Summary Compensation Table. During the fiscal year ended September 30, 1997, none of such executive officers exercised any options or warrants to purchase shares of Common Stock.


                  OPTION/WARRANT VALUES AT SEPTEMBER 30, 1997

                                                      Value of Unexercised
                         Number of Unexercised            In-the-Money
                          Options/Warrants at         Options/Warrants at
                           Sept. 30, 1997 (#)        Sept. 30, 1997 ($)(1)
                       --------------------------  --------------------------

        Name           Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------  -----------  -------------  -----------  -------------
Clifford W. Stanley        465,000         30,000   $5,106,250       $325,000
R. Eugene Biber              9,000         46,000   $   13,500       $111,500
Teri E. Unsworth           251,250          7,500   $2,830,000       $ 81,250
Paul T. Xenis              160,050          4,500   $1,770,625       $ 48,750

__________

(1) In-the-money options or warrants are those where the fair market value of the underlying Common Stock exceeds the exercise price of such option or warrant. The value of in-the-money options and warrants is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of such option or warrant from the aggregate year-end value of the underlying Common Stock.


EMPLOYMENT AGREEMENTS
---------------------

          Effective August 1, 1997, the Company entered into new employment agreements with each of Clifford W. Stanley, R. Eugene Biber, Teri E. Unsworth and Paul T. Xenis, at an annual salary of $241,845, $173,056, $168,729 and $137,903, respectively, subject to increases at the discretion of the Board of Directors. The term of each employment agreement is for a three-year period with automatic yearly extensions. Mr. Stanley is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, Mr. Biber is Vice President-Operations, Ms. Unsworth is Vice President-Market Development and a director of the Company and Mr. Xenis is Vice President-Finance and Secretary. Each agreement also provides for a cash payment of up to three years' annual salary upon termination by the Company of the employee's employment other than for cause and upon the employee's voluntary termination within one year following certain change of control events involving the Company.

COMPENSATION OF DIRECTORS
-------------------------

          The Company pays its directors an annual fee of $10,000 and $1,000 for attending each meeting of the Board of Directors of the Company.

PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-------------------------------------------------------------------------

          Thomas M. Haythe, a director of the Company and a member of the Personnel and Compensation Committee, is a partner of the law firm of Haythe & Curley, which firm acted as legal counsel to the Company during the past fiscal year. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

          In addition, pursuant to an agreement dated August 6, 1997 between the Company and Thomas M. Haythe (the "Agreement"), Mr. Haythe was appointed general counsel for the Company. The Agreement provides, among other things, for the payment of a monthly retainer of $7,500 (credited on a current basis against fees of Haythe & Curley for services rendered to the Company) and the payment of up to three years of such retainer upon the termination of the Agreement in the case of certain change of control events involving the Company. The term of the Agreement is for a three-year period with automatic yearly extensions.

COMPLIANCE WITH SECTION 16(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
-----------------------------------

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with, except for R. Eugene Biber, who filed late his initial report of ownership on Form 3.

PERSONNEL AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
------------------------------------

          The report of the Personnel and Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are:

          . to offer levels of compensation which are competitive with those offered by other companies in similar businesses;

          . to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;

          .    to link compensation with the Company's financial performance;
               and

          . to align the interests of the Company's executives with the interests of the Company's shareholders.


          There are three components to executive compensation at the Company: base salary, bonus and stock options.

          Base Salary
          -----------

          Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Personnel and Compensation Committee concerning officers' salaries, other than his own. The Personnel and Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Personnel and Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary.

          Executive Bonus Plan
          --------------------

          The Executive Bonus Plan provides the opportunity for participating executive officers to earn additional compensation by achieving specific net income goals. Under the Executive Bonus Plan, the Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific net income objectives. These objectives are established by the Board of Directors at the beginning of each fiscal year based on recommendations from the Chief Executive Officer. For the fiscal year ended September 30, 1997, no bonuses were paid.

          Stock Options
          -------------

          The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's shareholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common

Stock. The stock option plans are administered by the Stock Option Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

          Compensation of Executive Officers
          ----------------------------------

          The Company has employment agreements with each of Clifford W. Stanley, President and Chief Executive Officer, R. Eugene Biber, Vice President
- Operations, Teri E. Unsworth, Vice President - Market Development, and Paul T. Xenis, Vice President - Finance. Pursuant to these agreements, the annual base salary of each executive is subject to increases at the discretion of the Board of Directors based upon performance of the Company and performance of the executive. In August 1997, the Board of Directors approved an increase ranging from approximately 4% to 4.9% in the base salary payable to each of Clifford W. Stanley, R. Eugene Biber, Teri E. Unsworth and Paul T. Xenis.

                         Personnel and Compensation Committee
                                    Thomas M. Haythe
                                    Peter L. Richard
                                    Edward J. Walsh
                                    George S. Zabrycki

PERFORMANCE GRAPH
-----------------

          The following performance graph compares the cumulative total shareholder return on the Common Stock to the Dow Jones Industrial Average, to the NASDAQ Stock Market-US Index and to the Standard and Poor's Lodging-Hotels Index for the Company's last five fiscal years. Effective August 1996, the Common Stock was listed on the New York Stock Exchange and, accordingly, the Company has selected the Dow Jones Industrial Average as an appropriate index for this graph. The graph assumes that $100 was invested in each of the Common Stock, the Dow Jones Industrial Average, the NASDAQ Stock Market-US Index and the Standard and Poor's Lodging-Hotels Index on September 30, 1992 and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                                COMPARISON GRAPH



                                      Cumulative Total Return
                              ----------------------------------------
                               9/92   9/93   9/94   9/95   9/96   9/97
    GUEST SUPPLY, INC.        $ 100  $ 184  $ 344  $ 561  $ 361  $ 423
    DOW JONES INDUSTRIAL      $ 100  $ 109  $ 117  $ 146  $ 180  $ 243
    AVERAGE
    NASDAQ STOCK MARKET - US  $ 100  $ 131  $ 132  $ 182  $ 216  $ 297
    S&P LODGING-HOTELS        $ 100  $ 203  $ 190  $ 228  $ 275  $ 366

INFORMATION CONCERNING CERTAIN SHAREHOLDERS
-------------------------------------------

          The shareholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of November 1, 1997, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                    Shares of
                                  Common Stock       Percent
      Name and Address         Owned Beneficially   of Class
-----------------------------  -------------------  ---------

Rose Capital.................          536,637 (1)       8.6%
 2480 Colts Neck Road
 Blacklick, Ohio  43004

Summerset Group LLC..........          491,900 (2)       7.9%
 1640 Dartmouth Lane
 Deerfield, Illinois  60015

R. Eugene Biber..............            9,222 (3)         *
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Thomas M. Haythe.............          164,040 (4)       2.6%
 237 Park Avenue
 New York, New York 10017

Peter L. Richard.............               - 0 -          -
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Clifford W. Stanley..........          510,338 (5)       7.6%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Teri E. Unsworth.............          253,750 (6)       3.9%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852



Edward J. Walsh..............          129,000 (7)       2.0%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Paul T. Xenis................          160,550 (8)       2.5%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

George S. Zabrycki...........           34,500 (9)         *
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

All Directors and Officers
 as a Group (eight persons)..        1,261,400 (3)      17.0%
                                             (4)(5)
                                             (6)(7)
                                             (8)(9)

-------------------------

*   Less than one percent.

(1) Information as to these holdings is based upon a report on Schedule 13D filed with the Securities and Exchange Commission by Rose Capital, a registered investment advisor. This report indicates that 536,637 shares were owned with sole dispositive power and sole voting power.

(2) Information as to these holdings is based upon a report on Schedule 13D dated November 21, 1997, as amended, filed with the Securities and Exchange Commission by Summerset Group LLC, a limited liability company, whose principal business is to invest in and hold securities. This report indicates that 491,900 shares were owned with sole dispositive power and sole voting power.

(3) Includes 9,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Biber.

(4) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(5) Includes 195,000 shares issuable upon the exercise of presently exercisable stock options and 270,000 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(6) Includes 135,000 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(7) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 120,000 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

(8) Includes 160,050 shares issuable upon the exercise of presently exercisable stock options held by Mr. Xenis.

(9) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

                 II.  PROPOSAL TWO - RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

          The Board of Directors has selected KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending September 30, 1998. The Board of Directors considers KPMG Peat Marwick LLP to be eminently qualified.

          Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of shareholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

          The Board of Directors recommends that shareholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the Company for the Company's fiscal year ending September 30, 1998. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

          A representative of KPMG Peat Marwick LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                              III.  OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               IV.  MISCELLANEOUS

          If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

          All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

          It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

ANNUAL REPORT ON FORM 10-K
--------------------------

          A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedule for the fiscal year ended September 30, 1997, which is required to be filed with the Securities and Exchange Commission, will be sent without charge to shareholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Guest Supply, Inc., 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852.

SHAREHOLDER PROPOSALS
---------------------

          Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company by August 12, 1998 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.


December 11, 1997

                               GUEST SUPPLY, INC.

           PROXY - Annual Meeting of Shareholders - January 15, 1998

     The undersigned, a shareholder of GUEST SUPPLY, INC., does hereby appoint CLIFFORD W. STANLEY and THOMAS M. HAYTHE, or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 15, 1998 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

             The undersigned hereby instructs said proxies or their substitutes
PLEASE    to vote as specified below on each of the following matters and in
SIGN AND  accordance with their judgment on any other matters which may
DATE      properly come before the Meeting:
ON THE
REVERSE
SIDE
AND
RETURN
PROMPTLY

--------------------------------------------------------------------------------

  1.  Election of Directors.    FOR all nominees listed below            [_]
                                (except as marked to the contrary below)


                                WITHHOLD AUTHORITY to vote               [_]
                                for all nominees listed below

                                Clifford W. Stanley and Teri E. Unsworth

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

  2. Ratification of appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1998.

      FOR  [_]          AGAINST  [_]            ABSTAIN  [_]


      THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH ITEM.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ITEMS 1 OR 2 THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                                 IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                 Dated:______________________

                                 ____________________________(L.S.)

                                 ____________________________(L.S.)
                                 Shareholder(s) Sign Here